SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 30, 2005
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement
On December 30, 2005, Libbey Glass Inc. and Libbey Europe B.V., entered into Amendment No. 3 and Waiver to Credit Agreement, effective as of December 29, 2005 (“Amendment Agreement”), to amend its Credit Agreement, dated June 24, 2004, among Libbey Glass Inc. and Libbey Europe B.V., as borrowers, the Bank of America, N.A., as the Administrative Agent, Swing Line Lender and as an L/C Issuer, The Bank of New York, as the Syndication Agent, The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, as the Documentation Agent, and the other lenders listed therein. The material terms of the Amendment Agreement are as follows:
(1) The Credit Agreement has been amended to (a) reduce the aggregate amount available to the borrowers under the Credit Agreement to $195 million, (b) provide for a maximum permissible leverage ratio applicable to the borrowers of 4.50 to 1.00 as of December 31, 2005, 4.85 to 1.00 for the period January 1, 2006 through September 30, 2006, 4.00 to 1.00 for the period October 1, 2006 through December 31, 2006, and 3.25 to 1.00 from and after January 1, 2007; (c) provide for (i) a 10 basis point increase in the facility fee and a 40 basis point increase in the applicable rate and (ii) an additional 50 basis point increase in the applicable rate if the leverage ratio actually achieved by the borrowers, as evidenced by any compliance certificate required to be delivered by the borrowers pursuant to the Credit Agreement, is greater than 4.25 to 1.00; (d) provide for the granting to the lenders, on or before January 31, 2006, of liens in certain personal property of Libbey Glass Inc. and the guarantors under the Credit Agreement and, on or before March 31, 2006, of liens on certain real property of Libbey Glass Inc. and the guarantors under the Credit Agreement; (e) provide for the execution of an intercreditor agreement among the lenders party to the Credit Agreement and the Noteholders and Tranche B Lenders referred to below; (f) modify covenants of the borrowers with respect to investments, dispositions of assets and incurrence of additional indebtedness or liens; and (g) provide for additional reporting and information obligations if the borrowers have not, by May 31, 2006, paid in full their respective obligations to the lenders under the Credit Agreement;
(2) The lenders have waived, through January 2, 2007, compliance by the borrowers with the consolidated leverage ratio covenant for the fiscal quarter ended September 30, 2005; and
(3) The borrowers have agreed to pay each lender executing the Amendment Agreement a fee equal to 25 basis points of the applicable lender’s commitment and, if the borrowers have not, by May 31, 2006, paid in full their respective obligations to the lenders under the Credit Agreement, an additional fee equal to 25 basis points of the applicable lender’s commitment.
Additionally, on December 30, 2005, Libbey Inc. (“Libbey”) and Libbey Glass Inc. entered into a Waiver and Third Amendment to Parent Guaranty Agreement and Amendment to Note Purchase Agreement, effective as of December 29, 2005 (the “Noteholders Amendment”), with respect to the Note Purchase Agreement and Guaranty Agreement, both dated March 31, 2003, among Libbey Inc., Libbey Glass Inc. and the Purchasers of Libbey’s senior notes maturing March 31, 2008, March 31, 2010 and March 31, 2013. The holders from time to time of these senior notes are referred to as the “Noteholders.”
The material terms of the Noteholders Amendment are as follows:

(1) The Noteholders have waived, for the period beginning September 30, 2005 and ending December 31, 2005, compliance by Libbey with its consolidated leverage ratio covenant, provided that Libbey’s consolidated leverage ratio for the period ending December 31, 2005 does not exceed 4.5 to 1.00;
(2) The Guaranty Agreement executed by Libbey in favor of the Noteholders has been amended to (a) provide for a maximum permissible consolidated leverage ratio applicable to Libbey of 4.50 to 1.00 for the fiscal quarter ending December 31, 2005, 4.85 to 1.00 for the period January 1, 2006 through September 30, 2006, 4.00 to 1.00 for the period October 1, 2006 through December 31, 2006, and 3.25 to 1.00 from and after January 1, 2007; (b) increase the minimum consolidated interest coverage ratio that Libbey is required to maintain to 3.00 to 1.00; (c) provide for the granting to the Noteholders, on or before January 31, 2006, of liens in certain personal property of Libbey Glass Inc. and the guarantors of the senior notes and, on or before March 31, 2006, in certain real property of Libbey Glass Inc. and the guarantors of the senior notes; (c) provide for the execution of an intercreditor agreement among the lenders party to the Credit Agreement, the Noteholders and the Tranche B Lenders referred to below; (d) incorporate into the Guaranty Agreement a covenant that is consistent with the covenant contained in the Credit Agreement referred to above with respect to the ability of Libbey Glass Inc. and the guarantors of the senior notes to make acquisitions ; (e) modify the covenants of Libbey Glass Inc. and Libbey with respect to dispositions of assets and incurrence of additional indebtedness or liens so that they are substantially consistent with the covenants contained in the Credit Agreement referred to above; and (g) provide for additional reporting and information obligations if Libbey Glass Inc. has not, by May 31, 2006, paid in full its obligations to the Noteholders;
(3) The Note Purchase Agreement has been amended to provide for (a) a 50 basis point increase in the applicable interest rate and (b) an additional 50 basis point increase in the applicable rate if the consolidated leverage ratio actually achieved by Libbey, as evidenced by any compliance certificate required to be delivered by Libbey pursuant to the Note Purchase Agreement or Guaranty, is greater than 4.25 to 1.00; and
(4) Libbey Glass Inc. has agreed to pay each Noteholder a fee equal to 25 basis points of the principal amount of the senior notes held by the Noteholder and, if Libbey Glass Inc. has not, by May 31, 2006, paid in full its obligations to the Noteholders, an additional fee equal to 25 basis points of the principal amount of the senior notes held by the Noteholder.
In addition, effective December 30, 2005, the Tranche B Lenders party to the Credit Agreement, dated as of April 2, 2004, among Vitrocrisa Comercial, S. de R.L. de C.V., Vitrocrisa, S. de R.L. de C.V., the lenders party thereto and Bank of Montreal, as the Administrative Agent, waived, effective December 30, 2005 and extending through January 1, 2007, the consolidated leverage ratio obligation of Libbey and Libbey Glass Inc. under the guaranty related to that Credit Agreement, provided that the consolidated leverage ratio of Libbey and Libbey Glass Inc. does not exceed (a) 4.5 to 1.0 for the fiscal quarter ending December 31, 2005, (b) 4.85 to 1.0 for the fiscal quarters ending March 31, 2006, June 30, 2006 and September 30, 2006, and (c) 4.0 to 1.0 for the fiscal quarter ending December 31, 2006. Libbey and Libbey Glass Inc. have agreed to pay each Tranche B Lender executing the waiver a fee equal to 25 basis points of the applicable Tranche B Lender’s loans under the Credit Agreement referred to in this paragraph.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: January 5, 2005	By: /s/ Scott M. Sellick Scott M. Sellick Vice President, Chief Financial Officer (Principal Accounting Officer)